UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 17, 2013, Isle of Capri Casinos, Inc. (the “Company”), and its wholly-owned subsidiary, IOC Davenport, Inc. (“IOC”), entered into an agreement (the “Option Agreement”) with Kehl Development-Scott County, LLC (“Kehl”), a company related to Kehl Development Corporation, which provides Kehl with an exclusive, non-transferrable option (the “Option”) to purchase substantially all of the assets (the “Assets”) and assume certain liabilities of IOC related to the Rhythm City Casino located in Davenport, Iowa.

Subject to satisfying certain conditions, Kehl may exercise the Option at anytime through September 15, 2013 and may extend the exercise period to October 15, 2013.  Unless the parties mutually agree to extend the Option, the Option will terminate if Kehl does not exercise the Option within the exercise period (or any extension thereof) or may terminate early upon occurrence of certain other circumstances.  The Option contains customary representations and warranties for a transaction of this nature.

Within two business days after the exercise of the Option, and subject to certain conditions, Kehl and Kehl Development Corporation will enter into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with the Company.

If the transactions contemplated by the Asset Purchase Agreement are consummated, Kehl will pay an aggregate purchase price of approximately $51,000,000 to IOC for the Assets, subject to a working capital adjustment and certain other purchase price adjustments, and will assume certain liabilities of IOC related to the Rhythm City Casino.  The Asset Purchase Agreement contains customary representations, warranties, indemnities and termination rights for a transaction of this nature.  The closing of the transactions contemplated by the Asset Purchase Agreement is subject to Kehl obtaining applicable gaming licenses and approvals and other customary closing conditions.

The descriptions and provisions of the Option Agreement and Asset Purchase Agreement set forth above are summaries only and are not necessarily complete.  A copy of the Option Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: June 19, 2013	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary